Exhibit 99.1

WHITESTONE REIT

REPORTS SECOND QUARTER AND YEAR-TO-DATE 2025 RESULTS

Houston, Texas, July 30, 2025- Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced its operating and financial results for the second quarter and year-to-date of 2025. Whitestone creates neighborhood center communities in its high-quality open-air shopping centers that it acquires, owns, manages, develops, and redevelops primarily in some of the largest, fastest-growing, high-household-income markets in the Sun Belt.

“Whitestone delivered a very strong quarter, increasing Core FFO per share by 5.4% year-over-year, growing occupancy by 100bps from Q1-25 to 93.9%, and increasing our average base rent per leased square foot year-over-year by 5.3% to $25.28. We continue to benefit from a strong leasing environment in our high-growth Sun Belt markets, which allows us to grow the value of our centers and strengthen the tenant mix with the addition of new and exciting businesses that serve the surrounding communities.  We are reiterating our Core FFO per share and Same Store Net Operating Income guidance for the year and look forward to discussing Whitestone’s financial results during tomorrow morning’s second quarter earnings conference call.”

– Dave Holeman, Chief Executive Officer

Second Quarter 2025 Operating and Financial Results

All per share amounts are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

Reconciliations of Net Income Attributable to Whitestone REIT to FFO, Core FFO, NOI and EBITDAre are included herein.

•	Revenues of $37.9 million versus $37.6 million for the second quarter of 2024.
•	Net Income attributable to common shareholders of $5.1 million, or $0.10 per diluted share, versus $2.6 million, or $0.05 per diluted share for the second quarter of 2024.
•	Core Funds from Operations (“FFO”) of $13.5 million versus $12.6 million for the second quarter of 2024.
•	FFO per diluted share of $0.26 versus $0.22 for the second quarter of 2024.
•	Core FFO per diluted share was $0.26 versus $0.24 for the second quarter of 2024.
•	EBITDAre of $21.9 million versus $20.2 million for the second quarter of 2024.
•	Same-Store Net Operating Income (“NOI”) grew 2.5% to $25.0 million versus $24.4 million for the second quarter of 2024.
•	Net Effective Annual Base Rental Revenue per leased square foot was up 5.3% to $25.28, compared to the prior year quarter.

Year-to-date Operating and Financial Results

All per share amounts are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

Reconciliations of Net Income Attributable to Whitestone REIT to FFO, Core FFO, NOI and EBITDAre are included herein.

•	Revenues of $75.9 million versus $74.8 for the same period in 2024.
•	Net Income attributable to commons shareholders of $8.8 million, or $0.17 per diluted share, versus $11.9 million, or $0.23 per diluted share for the same period in 2024.
•	Core Funds from Operations (“FFO”) of $26.6 million versus $24.8 million for the same period in 2024.
•	FFO per diluted share of $0.51 versus $0.45 for the same period in 2024.
•	Core FFO per diluted share was $0.51 versus $0.48 for the same period in 2024.
•	EBITDAre of $43.3 million versus $40.7 for the same period in 2024.
•	Same-Store Net Operating Income (“NOI”) grew 3.9% to $49.3 million versus $47.5 million for the same period in 2024.

Operating Results

For the three-month periods ending June 30, 2025 and 2024, the Company’s operating highlights were as follows:

	Second Quarter 2025	Second Quarter 2024
Occupancy:
Wholly Owned Properties – All	93.9%	93.5%
>10,000 Sq Ft Occupancy	95.9%	97.0%
≤ 10,000 Sq Ft Occupancy	92.8%	91.4%
Same Store Property Net Operating Income Change (1)	2.5%	6.6%
Rental Rate Growth - Total (GAAP Basis):	17.9%	17.5%
New Leases	41.4%	33.3%
Renewal Leases	15.2%	13.9%
Leasing Transactions:
Number of New Leases	24	30
New Leases - Lease Term Revenue (millions)	$8.9	$16.1
Number of Renewal Leases	54	47
Renewal Leases - Lease Term Revenue (millions)	$24.3	$20.7

Balance Sheet and Debt Metrics

•	As of June 30, 2025, Whitestone had total debt of $671.2 million, along with capacity and availability of $68.7 million each under its $250 million revolving credit facility.
•	As of June 30, 2025, the Company has undepreciated real estate assets of $1.3 billion.

Dividend

On June 10, 2025, the Company declared a quarterly cash distribution of $0.135 per common share and OP unit for the third quarter of 2025, to be paid in three equal installments of $0.045 in July, August, and September of 2025.

2025 Full Year Guidance

The Company has updated its 2025 full-year guidance for interest expense. The guidance update is as follows:

	Q2 2025 Revised Guidance	2025 Original Guidance
(unaudited, amounts in thousands except per share and percentages)
Net income attributable to Whitestone REIT	$17,135 - $19,219	$17,135 - $19,219
Core FFO (1)	$54,158 - $56,268	$54,158 - $56,268

Net income attributable to Whitestone REIT per share	$0.33 - $0.37	$0.33 - $0.37
Core FFO per diluted share and OP Unit (1)	$1.03 - $1.07	$1.03 - $1.07

Key Drivers:
Same store net operating income growth (2)	3.0% - 4.5%	3.0% - 4.5%
Bad debt as a percentage of revenue	0.75% - 1.00%	0.75% - 1.00%
General and administrative expense	$20,800 - $22,800	$20,800 - $22,800
Interest expense	$33,000 - $34,000	$32,000 - $33,000
Ending occupancy	94.0% - 95.0%	94.0% - 95.0%

(1)

For the reconciliation of forward-looking non-GAAP financial measure to the comparable GAAP financial measure, see the “Core FFO per diluted share and OP unit” reconciliation table. Core Funds from Operations (“Core FFO”) is a non-GAAP measure. Guidance does not include the operational or capital impact of any future unannounced acquisition or disposition activity or the collection of any amounts due us from our claims in the Pillarstone bankruptcy.

(2)	Excludes straight-line rent, amortization of above/below market rates and lease termination fees for both periods.

Portfolio Statistics

As of June 30, 2025, Whitestone wholly owned 56 Community-Centered Properties™ with 4.9 million square feet of gross leasable area (“GLA”). Five of the 56 Community-Centered Properties™ are land parcels held for future development. The portfolio is comprised of 32 properties in Texas and 24 in Arizona. Whitestone’s Community-Centered PropertiesTM are located in the MSA's of Austin (7), Dallas-Fort Worth (10), Houston (12), Phoenix (24), and San Antonio (3). The Company’s properties in these markets are generally in high-traffic locations, surrounded by high-household-income communities.

At the end of the second quarter, the Company’s diversified tenant base was comprised of 1,456 tenants, with the largest tenant accounting for only 2.2% of annualized base rental revenues. Lease terms range from less than one year for smaller tenants to more than 15 years for larger tenants. Whitestone’s leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

Conference Call Information

In conjunction with the issuance of its financial results, the Company invites you to listen to its earnings release conference call to be broadcast live on Thursday, July 31, 2025, at 8:30 A.M Eastern Time / 7:30 A.M. Central Time. The call will be led by Dave Holeman, Chief Executive Officer. Conference call access information is as follows:

To listen to a webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.

Dial-in number for domestic participants:	1-877-407-0784
Dial-in number for international participants:	1-201-689-8560

The conference call will be recorded, and a telephone replay will be available through Friday, August 15, 2025. Replay access information is as follows:

Replay number for domestic participants:	1-844-512-2921
Replay number for international participants:	1-412-317-6671
Passcode (for all participants):	13747766

Supplemental Financial Information

The second quarter earnings release and supplemental data package will be located in the “News and Events” and “Financial Reporting” tabs of the Investor Relations section of the Company’s website at www.whitestonereit.com. The earnings release and supplemental data package will also be available by mail upon request. To receive a copy, please call Investor Relations at (713) 435-2219.

About Whitestone REIT

Whitestone REIT (NYSE: WSR) is a community-centered real estate investment trust (REIT) that acquires, owns, operates, and develops open-air, retail centers located in some of the fastest growing markets in the country: Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio.

Our centers are convenience focused: merchandised with a mix of service-oriented tenants providing food (restaurants and grocers), self-care (health and fitness), services (financial and logistics), education and entertainment to the surrounding communities. The Company believes its strong community connections and deep tenant relationships are key to the success of its current centers and its acquisition strategy. For additional information, please visit www.whitestonereit.com.

Forward-Looking Statements

This Report contains forward-looking statements within the meaning of the federal securities laws, including discussion and analysis of our financial condition and results of operations, statements related to our expectations regarding the performance of our business, and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on its knowledge and understanding of our business and industry. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “potential,” “predicts,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” or the negative of such terms and variations of these words and similar expressions, although not all forward-looking statements include these words. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Factors that could cause actual results to differ materially from any forward-looking statements made in this Report include: the imposition of federal income taxes if we fail to qualify as a real estate investment trust (“REIT”) in any taxable year or forego an opportunity to ensure REIT status; uncertainties related to national, international, regional and local economic conditions, including impacts and uncertainty from trade disputes and tariffs on goods imported to the United States and goods exported to other countries; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; legislative or regulatory changes, including changes to laws governing REITs; adverse economic or real estate developments or conditions in Texas or Arizona, particularly in Austin, Houston, Dallas, San Antonio, Scottsdale and Phoenix in particular, including the potential impact of public health emergencies, on our tenants’ ability to pay their rent, which could result in bad debt allowances or straight-line rent reserve adjustments; our current geographic concentration in the Austin, Houston, Dallas, San Antonio, Scottsdale and Phoenix metropolitan area markets makes us susceptible to potential local economic downturns; increases in interest rates, including as a result of inflation, which may increase our operating costs or general and administrative expenses; natural disasters, such as floods and hurricanes, which may increase as a result of climate change may adversely affect our returns and adversely impact our existing and prospective tenants; increasing focus by stakeholders on environmental, social, and governance matters; financial institution disruptions; availability and terms of capital and financing, both to fund our operations and to refinance our indebtedness as it matures; decreases in rental rates or increases in vacancy rates; harm to our reputation, ability to do business and results of operations as a result of improper conduct by our employees, agents or business partners; litigation risks; lease-up risks, including leasing risks arising from exclusivity and consent provisions in leases with significant tenants; our inability to renew tenant leases or obtain new tenant leases upon the expiration of existing leases; risks related to generative artificial intelligence tools and language models, along with the potential interpretations and conclusions they might make regarding our business and prospects, particularly concerning the spread of misinformation; our inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws; geopolitical conflicts, such as the ongoing conflict between Russia and Ukraine, the conflict in the Gaza Strip and unrest in the Middle East; the need to fund tenant improvements or other capital expenditures out of our operating cash flow; the risk that we are unable to raise capital for working capital, acquisitions or other uses on attractive terms or at all; and the ultimate amount we will collect in connection with the redemption of our equity investment in Pillarstone Capital REIT Operating Partnership LP (“Pillarstone” or “Pillarstone OP.”); and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission from time to time.

Non-GAAP Financial Measures

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including EBITDAre, FFO, Core FFO, NOI and net debt. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

EBITDAre: The National Association of Real Estate Investment Trusts (“NAREIT”) defines EBITDAre as net income computed in accordance with GAAP, plus interest expense, income tax expense, depreciation and amortization and impairment write-downs of depreciable property and of investments in unconsolidated affiliates caused by a decrease in value of depreciable property in the affiliate, plus or minus losses and gains on the disposition of depreciable property, including losses/gains on change in control and adjustments to reflect the entity’s share of EBITDAre of the unconsolidated affiliates and consolidated affiliates with non-controlling interests. We calculate EBITDAre in a manner consistent with the NAREIT definition. Management believes that EBITDAre represents a supplemental non-GAAP performance measure that provides investors with a relevant basis for comparing REITs. There can be no assurance the EBITDAre as presented by the Company is comparable to similarly titled measures of other REITs. EBITDAre should not be considered as an alternative to net income or other measurements under GAAP as indicators of operating performance or to cash flows from operating, investing or financing activities as measures of liquidity. EBITDAre does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness.

FFO: Funds From Operations: NAREIT defines FFO as net income (loss) (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains or losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We calculate FFO in a manner consistent with the NAREIT definition and also include adjustments for our unconsolidated real estate partnership.

Core Funds from Operations (“Core FFO”) is a non-GAAP measure. From time to time, we report or provide guidance with respect to “Core FFO” which removes the impact of certain non-recurring and non-operating transactions or other items we do not consider to be representative of our core operating results including, without limitation, default interest on debt of real estate partnership, extinguishment of debt cost, gains or losses associated with litigation involving the Company that is not in the normal course of business, and proxy contest costs.

Management uses FFO and Core FFO as a supplemental measure to conduct and evaluate our business because there are certain limitations associated with using GAAP net income alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time.  Because real estate values instead have historically risen or fallen with market conditions, management believes that the presentation of operating results for real estate companies that use historical cost accounting is insufficient by itself.  In addition, securities analysts, investors and other interested parties use FFO as the primary metric for comparing the relative performance of equity REITs. FFO and Core FFO should not be considered as alternatives to net income or other measurements under GAAP, as an indicator of our operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity.  FFO and Core FFO do not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness. Although our calculation of FFO is consistent with that of NAREIT, there can be no assurance that FFO and Core FFO presented by us is comparable to similarly titled measures of other REITs.

NOI: Net Operating Income: Management believes that NOI is a useful measure of our property operating performance. We define NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Other REITs may use different methodologies for calculating NOI and, accordingly, our NOI may not be comparable to other REITs. Because NOI excludes general and administrative expenses, depreciation and amortization, deficit in earnings of real estate partnership, interest expense, interest, dividend and other investment income, provision for income taxes, gain on sale of properties, loss on disposal of assets, and includes NOI of real estate partnership (pro rata) and net income attributable to noncontrolling interest, it provides a performance measure that, when compared year-over-year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. We use NOI to evaluate our operating performance since NOI allows us to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on our results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about our property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of our overall financial performance since it does not reflect the level of capital expenditure and leasing costs necessary to maintain the operating performance of our properties, including general and administrative expenses, depreciation and amortization, equity or deficit in earnings of real estate partnership, interest expense, interest, dividend and other investment income, provision for income taxes, gain on sale of properties, and gain or loss on sale or disposition of assets.

Same Store NOI: Management believes that Same Store NOI is a useful measure of the Company’s property operating performance because it includes only the properties that have been owned for the entire period being compared, and that it is frequently used by the investment community. Same Store NOI assists in eliminating differences in NOI due to the acquisition or disposition of properties during the period being presented, providing a more consistent measure of the Company’s performance. The Company defines Same Store NOI as operating revenues (rental and other revenues, excluding straight-line rent adjustments, amortization of above/below market rents, and lease termination fees) less property and related expenses (property operation and maintenance and real estate taxes), Non-Same Store NOI, and NOI of our investment in Pillarstone OP (pro rata). We define “Non-Same Stores” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company's Same Store NOI may not be comparable to that of other REITs.

Net debt: We present net debt, which we define as total debt net of insurance financing less cash plus our proportional share of net debt of real estate partnership, and net debt to pro forma EBITDAre, which we define as net debt divided by EBITDAre because we believe they are helpful as supplemental measures in assessing our ability to service our financing obligations and in evaluating balance sheet leverage against that of other REITs. However, net debt and net debt to pro forma EBITDAre should not be viewed as a stand-alone measure of our overall liquidity and leverage. In addition, our REITs may use different methodologies for calculating net debt and net debt to pro forma EBITDAre, and accordingly our net debt and net debt to pro forma EBITDAre may not be comparable to that of other REITs.

Investor and Media Relations:

David Mordy

Director, Investor Relations

Whitestone REIT

(713) 435-2219

ir@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	June 30, 2025	December 31, 2024

ASSETS
Real estate assets, at cost
Property	$1,294,319	$1,248,223
Accumulated depreciation	(257,003)	(246,534)
Total real estate assets	1,037,316	1,001,689
Cash and cash equivalents	5,324	5,224
Restricted cash	—	10,146
Escrows and deposits	2,691	4,006
Accrued rents and accounts receivable, net of allowance for doubtful accounts (1)	32,508	33,820
Receivable from partnership redemption	31,643	31,643
Receivable due from related party	14,959	15,186
Unamortized lease commissions, legal fees and loan costs	14,724	14,693
Prepaid expenses and other assets(2)	6,002	7,805
Finance lease right-of-use assets	10,367	10,427
Total assets	$1,155,534	$1,134,639

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$670,345	$631,518
Accounts payable and accrued expenses(3)	33,497	40,703
Payable due to related party	1,535	1,577
Tenants' security deposits	9,416	9,295
Dividends and distributions payable	6,974	6,931
Finance lease liabilities	760	781
Total liabilities	722,527	690,805
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of June 30, 2025 and December 31, 2024	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 51,016,943 and 50,690,163 issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	51	51
Additional paid-in capital	637,748	637,946
Accumulated deficit	(210,587)	(205,557)
Accumulated other comprehensive income	301	5,713
Total Whitestone REIT shareholders' equity	427,513	438,153
Noncontrolling interest in subsidiary	5,494	5,681
Total equity	433,007	443,834
Total liabilities and equity	$1,155,534	$1,134,639

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2025	December 31, 2024
(1) Accrued rents and accounts receivable, net of allowance for doubtful accounts
Tenant receivables	$16,734	$17,285
Accrued rents and other recoveries	28,331	29,964
Allowance for doubtful accounts	(13,524)	(14,720)
Other receivables	967	1,291
Total accrued rents and accounts receivable, net of allowance for doubtful accounts	$32,508	$33,820

(2) Operating lease right of use assets (net)	$1,261	$59
(3) Operating lease liabilities	$1,260	$58

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues
Rental(1)	$37,681	$37,480	$75,076	$74,221
Management, transaction, and other fees	211	167	819	590
Total revenues	37,892	37,647	75,895	74,811

Operating expenses
Depreciation and amortization	8,517	8,521	17,841	17,321
Operating and maintenance	7,175	7,015	14,187	13,364
Real estate taxes	3,965	3,912	8,217	8,150
General and administrative	4,921	6,552	10,364	12,732
Total operating expenses	24,578	26,000	50,609	51,567

Other expenses (income)
Interest expense	8,291	8,788	16,388	17,307
(Gain) loss on sale of properties	(207)	75	(207)	(6,450)
Loss on disposal of assets	53	72	153	72
Interest, dividend and other investment income	(35)	(4)	(135)	(12)
Total other expenses	8,102	8,931	16,199	10,917

Income before equity investment in real estate partnership and income tax	5,212	2,716	9,087	12,327

Deficit in earnings of real estate partnership	—	—	—	(28)
Provision for income tax	(94)	(90)	(221)	(209)
Net income	5,118	2,626	8,866	12,090

Less: Net income attributable to noncontrolling interests	64	34	111	158

Net income attributable to Whitestone REIT	$5,054	$2,592	$8,755	$11,932

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Basic Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.10	$0.05	$0.17	$0.24
Diluted Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.10	$0.05	$0.17	$0.23

Weighted average number of common shares outstanding:
Basic	50,897	49,960	50,894	49,951
Diluted	51,914	51,120	51,912	51,116

Consolidated Statements of Comprehensive Income (Loss)

Net income	$5,118	$2,626	$8,866	$12,090

Other comprehensive income (loss)

Unrealized gain (loss) on cash flow hedging activities	(1,955)	643	(5,481)	5,650

Comprehensive income	3,163	3,269	3,385	17,740

Less: Net income attributable to noncontrolling interests	64	34	111	158
Less: Comprehensive income (loss) attributable to noncontrolling interests	(25)	8	(69)	74

Comprehensive income attributable to Whitestone REIT	$3,124	$3,227	$3,343	$17,508

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
(1) Rental
Rental revenues	$27,850	$27,372	$55,055	$54,236
Recoveries	10,236	10,194	20,745	20,671
Bad debt	(405)	(86)	(724)	(686)
Total rental	$37,681	$37,480	$75,076	$74,221

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net income	$8,866	$12,090
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,841	17,321
Amortization of deferred loan costs	561	534
Gain on sale of properties	(207)	(6,450)
Loss on disposal of assets	153	72
Bad debt	724	686
Share-based compensation	1,961	1,624
Deficit in earnings of real estate partnership	—	28
Amortization of right-of-use assets - finance leases	60	43
Changes in operating assets and liabilities:
Escrows and deposits	1,315	6,469
Accrued rents and accounts receivable	655	(1,013)
Receivable due from related party	227	(19)
Unamortized lease commissions, legal fees and loan costs	(1,285)	(1,768)
Prepaid expenses and other assets	(2,310)	999
Accounts payable and accrued expenses	(11,723)	(7,258)
Payable due to related party	(42)	—
Tenants' security deposits	121	424
Net cash provided by operating activities	16,917	23,782
Cash flows from investing activities:
Acquisitions of real estate	(34,226)	(50,136)
Acquisitions of real estate - release of restricted cash from 1031 exchange	(10,148)	—
Additions to real estate	(10,161)	(8,548)
Proceeds from sale of property	4,239	25,661
Net cash used in investing activities	(50,296)	(33,023)
Cash flows from financing activities:
Distributions paid to common shareholders	(13,690)	(12,131)
Distributions paid to OP unit holders	(174)	(160)
Net proceeds from (payments of) credit facility	56,300	(11,000)
Repayments of notes payable	(17,572)	(21,777)
Repurchase of common shares	(1,510)	(2,641)
Payment of finance lease liability	(21)	(10)
Proceeds from notes payable	—	56,340
Payment of loan origination costs	—	(789)
Net cash provided by financing activities	23,333	7,832
Net decrease in cash, cash equivalents and restricted cash	(10,046)	(1,409)
Cash, cash equivalents and restricted cash at beginning of period	15,370	4,640
Cash, cash equivalents and restricted cash at end of period (1)	$5,324	$3,231

(1)	For a reconciliation of cash, cash equivalents and restricted cash, see supplemental disclosures below.

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
Supplemental Disclosures
(in thousands)

	Six Months Ended June 30,
	2025	2024
Supplemental disclosure of cash flow information:
Cash paid for interest	$16,522	$17,013
Cash paid for taxes	$457	$432
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$280	$45
Financed insurance premiums	$—	$2,638
Value of shares issued under dividend reinvestment plan	$54	$42
Value of common shares exchanged for OP units	$55	$354
Change in fair value of cash flow hedge	$(5,481)	$5,650
Accrued capital expenditures	$719	$1,629
Receivable from partnership redemption	$—	$31,643
Recognition of finance lease liability	$—	$86
Recognition of operating lease liability	$1,220	$—
Accrued taxes related to share repurchase	$758	$—

	June 30,
	2025	2024
Cash, cash equivalents and restricted cash
Cash and cash equivalents	$5,324	$3,231
Restricted cash	—	—
Total cash, cash equivalents and restricted cash	$5,324	$3,231

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
FFO (NAREIT) AND CORE FFO
Net income attributable to Whitestone REIT	$5,054	$2,592	$8,755	$11,932
Adjustments to reconcile to FFO:(1)
Depreciation and amortization of real estate assets	8,509	8,497	17,809	17,265
Depreciation and amortization of real estate assets of real estate partnership (pro rata) (2)	—	—	—	111
Loss on disposal of assets	53	72	153	72
(Gain) loss on sale of properties	(207)	75	(207)	(6,450)
Net income attributable to noncontrolling interests	64	34	111	158
FFO (NAREIT)	$13,473	$11,270	$26,621	$23,088
Adjustments to reconcile to Core FFO:
Proxy contest costs	—	1,319	—	1,757
Core FFO	$13,473	$12,589	$26,621	$24,845

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$13,473	$11,270	$26,621	$23,088
Core FFO	$13,473	$12,589	$26,621	$24,845
Denominator:
Weighted average number of total common shares - basic	50,897	49,960	50,894	49,951
Weighted average number of total noncontrolling OP units - basic	643	649	644	656
Weighted average number of total common shares and noncontrolling OP units - basic	51,540	50,609	51,538	50,607

Effect of dilutive securities:
Unvested restricted shares	1,017	1,160	1,018	1,165
Weighted average number of total common shares and noncontrolling OP units - diluted	52,557	51,769	52,556	51,772

FFO per common share and OP unit - basic	$0.26	$0.22	$0.52	$0.46
FFO per common share and OP unit - diluted	$0.26	$0.22	$0.51	$0.45

Core FFO per common share and OP unit - basic	$0.26	$0.25	$0.52	$0.49
Core FFO per common share and OP unit - diluted	$0.26	$0.24	$0.51	$0.48

(1)	Includes pro-rata share attributable to real estate partnership through January 25, 2024, the redemption date.

(2)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of and for the period ended March 31, 2024 have not been made available to us, we have estimated depreciation and amortization of real estate assets based on the information available to us at the time of this Report. On January 25, 2024, we exercised our redemption notice for substantially all of our investment in Pillarstone OP. As a result, our ownership no longer represents a majority interest.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
PROPERTY NET OPERATING INCOME
Net income attributable to Whitestone REIT	$5,054	$2,592	$8,755	$11,932
General and administrative expenses	4,921	6,552	10,364	12,732
Depreciation and amortization	8,517	8,521	17,841	17,321
Deficit in earnings of real estate partnership (1)	—	—	—	28
Interest expense	8,291	8,788	16,388	17,307
Interest, dividend and other investment income	(35)	(4)	(135)	(12)
Provision for income taxes	94	90	221	209
(Gain) loss on sale of properties	(207)	75	(207)	(6,450)
Loss on disposal of assets	53	72	153	72
NOI of real estate partnership (pro rata)(1)	—	—	—	183
Net income attributable to noncontrolling interests	64	34	111	158
NOI	$26,752	$26,720	$53,491	$53,480
Non-Same Store NOI (2)	(781)	(1,196)	(2,282)	(3,209)
NOI of real estate partnership (pro rata) (1)	—	—	—	(183)
NOI less Non-Same Store NOI and NOI of real estate partnership (pro rata)	25,971	25,524	51,209	50,088
Same Store straight-line rent adjustments	(738)	(839)	(1,220)	(1,944)
Same Store amortization of above/below market rents	(165)	(252)	(228)	(408)
Same Store lease termination fees	(19)	(1)	(445)	(269)
Same Store NOI (3)	$25,049	$24,432	$49,316	$47,467

(1)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements for the six months ended June 30, 2024 have not been made available to us, we have estimated deficit in earnings and pro rata share of NOI of real estate partnership based on the information available to us at the time of this Report. On January 25, 2024, we exercised our redemption notice for substantially all of our investment in Pillarstone OP. As a result, our ownership no longer represents a majority interest.

(2)

We define “Non-Same Store” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. For purpose of comparing the three months ended June 30, 2025 to the three months ended June 30, 2024, Non-Same Store includes properties owned before April 1, 2024, and not sold before June 30, 2025, but not included in discontinued operations. For purposes of comparing the six months ended June 30, 2025 to the six months ended June 30, 2024, Non-Same Store includes properties acquired between January 1, 2024 and June 30, 2025 and properties sold between January 1, 2024 and June 30, 2025, but not included in discontinued operations.

(3)

We define “Same Store” as properties that have been owned during the entire period being compared. For purpose of comparing the three months ended June 30, 2025 to the three months ended June 30, 2024, Same Store includes properties owned before April 1, 2024 and not sold before June 30, 2025. For purposes of comparing the six months ended June 30, 2024 to the six months ended June 30, 2024, Same Store includes properties owned before January 1, 2024 and not sold before June 30, 2025. Straight line rent adjustments, above/below market rents, and lease termination fees are excluded.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre)

Net income attributable to Whitestone REIT	$5,054	$2,592	$8,755	$11,932
Depreciation and amortization	8,517	8,521	17,841	17,321
Interest expense	8,291	8,788	16,388	17,307
Provision for income taxes	94	90	221	209
Net income attributable to noncontrolling interests	64	34	111	158
Deficit in earnings of real estate partnership (1)	—	—	—	28
EBITDAre adjustments for real estate partnership (1)	—	—	—	136
(Gain) loss on sale of properties	(207)	75	(207)	(6,450)
Loss on disposal of assets	53	72	153	72
EBITDAre	$21,866	$20,172	$43,262	$40,713

(1)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements for the six months ended June 30, 2024 have not been made available to us, we have estimated deficit in earnings and EBITDAre adjustments for real estate partnership based on the information available to us at the time of this Report. On January 25, 2024, we exercised our redemption notice for substantially all of our investment in Pillarstone OP. As a result, our ownership no longer represents a majority interest.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
Initial Full Year Guidance for 2025
(in thousands, except per share and per unit data)

	Projected Range Full Year 2025
	Low	High
FFO and Core FFO per diluted share and OP unit

Net income attributable to Whitestone REIT	$17,135	$19,219
Adjustments to reconcile to FFO
Depreciation and amortization of real estate assets	36,781	36,781
Net income attributable to noncontrolling interests	242	268
FFO	$54,158	$56,268
Adjustments to reconcile to Core FFO
Adjustments	—	—
Core FFO (1)	$54,158	$56,268
Denominator:
Diluted shares	52,084	52,084
OP Units	649	649
Diluted share and OP Units	52,733	52,733

Net income attributable to Whitestone REIT per diluted share	$0.33	$0.37

FFO per diluted share and OP Unit	$1.03	$1.07

Core FFO per diluted share and OP Unit (1)	$1.03	$1.07

(1)

Guidance does not include the operational or capital impact of any future unannounced acquisition or disposition activity or the collection of any amounts due us from our claims in the Pillarstone bankruptcy.